Exhibit 99.1
Wynn Resorts, Limited Reports Second Quarter 2021 Results

LAS VEGAS, August 4, 2021 — Wynn Resorts, Limited (NASDAQ: WYNN) (the "Company") today reported financial results for the quarter ended June 30, 2021.

Operating revenues were $990.1 million for the second quarter of 2021, an increase of $904.4 million, from $85.7 million for the second quarter of 2020. Net loss attributable to Wynn Resorts, Limited was $131.4 million, or $1.15 per diluted share, for the second quarter of 2021, compared to net loss attributable to Wynn Resorts, Limited of $637.6 million, or $5.97 per diluted share, in the second quarter of 2020. Net loss attributable to Wynn Resorts, Limited for the second quarter of 2020 excluded the impact of $75.7 million of expense related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020, which we accrued during the first quarter of 2020. Adjusted Property EBITDA (1) at our integrated resort properties increased $164.5 million, $96.7 million, $208.8 million, and $100.7 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, and Encore Boston Harbor, respectively, when compared with the second quarter of 2020.

"We were pleased to see the strong return of our guests at both Wynn Las Vegas and Encore Boston Harbor during the second quarter with Adjusted Property EBITDA at our U.S. operations well above pre-pandemic levels, highlighting the significant pent-up demand for travel and leisure experiences," said Matt Maddox, CEO of Wynn Resorts, Limited. "While there have been some fits and starts along the road to recovery in Macau, we were encouraged by the strong demand we experienced during the May holiday period, particularly in our premium mass casino and luxury retail segments. On the development front, our WynnBET online casino and sports betting app is currently available in six states with additional launches planned over the coming months. We continue to enhance our product with frequent new feature releases and are advancing our marketing and branding strategy as we approach the upcoming NFL 2021 season."

Consolidated Results

Operating revenues were $990.1 million for the second quarter of 2021, an increase of $904.4 million, from $85.7 million for the second quarter of 2020. Operating revenues increased $261.7 million, $172.1 million, $290.2 million, and $165.0 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, and Encore Boston Harbor, respectively, from the second quarter of 2020.

On a U.S. generally accepted accounting principles ("GAAP") basis, net loss attributable to Wynn Resorts, Limited was $131.4 million, or $1.15 per diluted share, for the second quarter of 2021, compared to net loss attributable to Wynn Resorts, Limited of $637.6 million, or $5.97 per diluted share, in the second quarter of 2020. Adjusted net loss attributable to Wynn Resorts, Limited (2) was $128.7 million, or $1.12 per diluted share, for the second quarter of 2021, compared to adjusted net loss attributable to Wynn Resorts, Limited of $655.7 million, or $6.14 per diluted share, for the second quarter of 2020.

Adjusted Property EBITDA was $206.9 million for the second quarter of 2021. Adjusted Property EBITDA was $(322.9) million for the second quarter of 2020, which excluded the impact of $75.7 million of expense related to our commitment to pay salary, tips and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020, which was accrued during the first quarter of 2020.

Property Results

In response to the initial outbreak of COVID-19 in early 2020, each of our properties was subject to partial or full closure for varying lengths of time during 2020, and each has since reopened with certain COVID-19 specific protective measures in place. On August 3, 2021, in response to a risk of a community outbreak, the government of Macau has announced enhanced measures including tighter border control and strict mandatory COVID-19 testing requirements. We are currently unable to determine when and what additional measures may be introduced. On May 3, 2021, the Company's Las Vegas Operations were permitted by the Nevada Gaming Control Board to reopen all gaming areas to 100% of capacity, with no continuing table game or slot machine spacing restrictions. On July 27, 2021, the Governor of Nevada issued an emergency directive, in accordance with new recommendations from the Centers for Disease Control, re-imposing mask protection requirements in all public indoor areas effective July 30, 2021. On April 27, 2021, the Governor of Massachusetts announced a phased plan for further reopening and on May 28, 2021 signed an executive order rescinding the COVID-related restrictions and limitations on businesses as of May 29, 2021. The Encore Boston Harbor property continues to operate its hotel tower Thursday through Sunday.

Macau Operations

Wynn Palace

Operating revenues from Wynn Palace were $270.4 million for the second quarter of 2021, an increase of $261.7 million from $8.7 million for the second quarter of 2020. Adjusted Property EBITDA from Wynn Palace was $53.6 million for the second quarter of 2021, compared with $(110.9) million for the second quarter of 2020. VIP table games win as a percentage of turnover was 3.95%, above the property's expected range of 2.7% to 3.0% and above the (1.73)% experienced in the second quarter of 2020. Table games win percentage in mass market operations was 23.1%, below the 32.5% experienced in the second quarter of 2020.

Wynn Macau

Operating revenues from Wynn Macau were $184.0 million for the second quarter of 2021, an increase of $172.1 million from $11.9 million for the second quarter of 2020. Adjusted Property EBITDA was $14.1 million for the second quarter of 2021, compared with $(82.6) million for the second quarter of 2020. VIP table games win as a percentage of turnover was 2.64%, below the property's expected range of 2.7% to 3.0% and above the (2.00)% experienced in the second quarter of 2020. Table games win percentage in mass market operations was 19.2%, above the 8.3% experienced in the second quarter of 2020.

Las Vegas Operations

Operating revenues from our Las Vegas Operations were $355.1 million for the second quarter of 2021, an increase of $290.2 million from $64.9 million for the second quarter of 2020. Adjusted Property EBITDA from our Las Vegas Operations for the second quarter of 2021 was $133.2 million. Adjusted Property EBITDA from our Las Vegas Operations for the second quarter of 2020 was $(75.6) million, which excluded the impact of $56.4 million of expense related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020, which we accrued within operating expenses during the first quarter of 2020. Table games win percentage for the second quarter of 2021 was 23.2%, within the property's expected range of 22% to 26% and above the 19.7% experienced in the second quarter of 2020.

Encore Boston Harbor

Operating revenues from Encore Boston Harbor were $165.2 million for the second quarter of 2021. Adjusted Property EBITDA from Encore Boston Harbor for the second quarter of 2021 was $46.9 million. Adjusted Property EBITDA from Encore Boston Harbor for the second quarter of 2020 was $(53.8) million, which excluded the impact of $19.3 million of expense related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020, which we accrued within operating expenses during the first quarter of 2020. Table games win percentage for the second quarter of 2021 was 21.2%, within the property's expected range of 18% to 22%.

Balance Sheet

Our cash and cash equivalents as of June 30, 2021 totaled $2.80 billion, comprised of approximately $1.72 billion held by Wynn Macau, Limited ("WML") and subsidiaries, approximately $272.3 million held by Wynn Resorts Finance excluding WML, and approximately $808.2 million at Corporate and other.

As of June 30, 2021, the available borrowing capacity under the Wynn Resorts Finance Revolver and Wynn Macau Revolver was $834.2 million and $293.2 million, respectively.

Total current and long-term debt outstanding at June 30, 2021 was $11.92 billion, comprised of $5.94 billion of Macau related debt, $3.13 billion of Wynn Las Vegas debt, $2.24 billion of Wynn Resorts Finance debt, and $612.6 million of debt held by the retail joint venture which we consolidate.

In August 2021, a subsidiary of WML received lender commitments for a senior unsecured revolving credit facility in an aggregate principal amount of up to $1.50 billion with a final maturity four years from inception. The Company expects to enter into the facility during the third quarter of 2021, and to use a portion of the proceeds from borrowings under the new facility to facilitate the repayment of the outstanding $1.26 billion of borrowings under the existing Wynn Macau Credit Facilities at closing.

Conference Call and Other Information

The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on August 4, 2021 at 1:15 p.m. PT (4:15 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.

On or before August 13, 2021, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended June 30, 2021 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, the recent global pandemic of COVID-19, caused by a novel strain of the coronavirus, and the continued impact of its consequences, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political and economic conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development, and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

(1) "Adjusted Property EBITDA" is net loss before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on extinguishment of debt, and other non-operating income and expenses. Adjusted Property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDA because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDA calculations preopening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDA should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, Adjusted Property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDA. Also, our calculation of Adjusted Property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net loss attributable to Wynn Resorts, Limited" is net loss attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other, change in derivatives fair value, loss on extinguishment of debt, and foreign currency remeasurement and other, net of noncontrolling interests and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income (loss) and earnings per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net loss attributable to Wynn Resorts, Limited to adjusted net loss attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDA, and (iii) net loss attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating revenues:
Casino	$602,746	$9,413	$1,118,964	$580,202
Rooms	137,765	17,415	213,955	170,096
Food and beverage	149,142	24,007	217,651	173,421
Entertainment, retail and other	100,460	34,863	176,225	115,695
Total operating revenues	990,113	85,698	1,726,795	1,039,414
Operating expenses:
Casino	381,615	131,138	733,581	573,828
Rooms	50,552	30,367	84,087	103,847
Food and beverage	117,106	61,889	191,054	237,799
Entertainment, retail and other	80,922	16,873	154,381	62,453
General and administrative	197,545	152,081	377,319	386,409
Provision for credit losses	441	28,347	7,808	48,960
Pre-opening	2,495	2,186	4,122	4,737
Depreciation and amortization	183,307	179,266	368,428	358,012
Property charges and other	5,651	6,567	11,268	33,796
Total operating expenses	1,019,634	608,714	1,932,048	1,809,841
Operating loss	(29,521)	(523,016)	(205,253)	(770,427)
Other income (expense):
Interest income	720	3,983	1,624	11,936
Interest expense, net of amounts capitalized	(150,424)	(133,218)	(303,276)	(262,045)
Change in derivatives fair value	972	(3,294)	5,381	(18,954)
Loss on extinguishment of debt	—	(619)	(1,322)	(1,462)
Other	5,553	2,233	(5,540)	12,568
Other income (expense), net	(143,179)	(130,915)	(303,133)	(257,957)
Loss before income taxes	(172,700)	(653,931)	(508,386)	(1,028,384)
Provision for income taxes	(697)	(80,938)	(1,190)	(156,738)
Net loss	(173,397)	(734,869)	(509,576)	(1,185,122)
Less: net loss attributable to noncontrolling interests	42,028	97,305	97,229	145,521
Net loss attributable to Wynn Resorts, Limited	$(131,369)	$(637,564)	$(412,347)	$(1,039,601)
Basic and diluted net loss per common share:
Net loss attributable to Wynn Resorts, Limited:
Basic	$(1.15)	$(5.97)	$(3.66)	$(9.74)
Diluted	$(1.15)	$(5.97)	$(3.66)	$(9.74)
Weighted average common shares outstanding:
Basic	114,545	106,713	112,792	106,688
Diluted	114,545	106,713	112,792	106,688
Dividends declared per common share:	$—	$—	$—	$1.00

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss attributable to Wynn Resorts, Limited (1)	$(131,369)	$(637,564)	$(412,347)	$(1,039,601)
Litigation settlement net gain	—	(27,700)	—	(27,700)
Pre-opening expenses	2,495	2,186	4,122	4,737
Property charges and other	5,651	6,567	11,268	33,796
Change in derivatives fair value	(972)	3,294	(5,381)	18,954
Loss on extinguishment of debt	—	619	1,322	1,462
Foreign currency remeasurement (gain) loss	(5,553)	(2,233)	5,540	(12,568)
Income tax impact on adjustments	(72)	768	(72)	832
Noncontrolling interests impact on adjustments	1,090	(1,603)	(1,178)	(13,498)
Adjusted net loss attributable to Wynn Resorts, Limited	$(128,730)	$(655,666)	$(396,726)	$(1,033,586)
Adjusted net loss attributable to Wynn Resorts, Limited per diluted share	$(1.12)	$(6.14)	$(3.52)	$(9.69)

Weighted average common shares outstanding - diluted	114,545	106,713	112,792	106,688
(1) For the three months ended June 30, 2020, excludes $75.7 million of expense accrued during the first quarter of 2020 related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30, 2021
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(26,231)	$422	$66,062	$980	$8,648	$1,177	$2,497	$53,555
Wynn Macau	(20,334)	—	20,782	1,945	5,999	1,266	4,428	14,086
Other Macau	(3,052)	—	1,095	2	—	1,410	545	—
Total Macau Operations	(49,617)	422	87,939	2,927	14,647	3,853	7,470	67,641
Las Vegas Operations	54,985	1,932	48,078	2,724	16,907	5,635	2,961	133,222
Encore Boston Harbor	(3,620)	28	39,155	479	7,997	2,258	619	46,916
Corporate and other	(31,269)	113	8,135	(479)	(39,551)	8,095	14,057	(40,899)
Total	$(29,521)	$2,495	$183,307	$5,651	$—	$19,841	$25,107	$206,880

	Three Months Ended June 30, 2020
	Operating income (loss) (1)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other (2)	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(185,342)	$615	$67,222	$993	$2,250	$1,360	$1,994	$(110,908)
Wynn Macau	(114,156)	—	23,007	480	2,250	1,485	4,288	(82,646)
Other Macau	(2,870)	—	1,108	3	—	1,364	395	—
Total Macau Operations	(302,368)	615	91,337	1,476	4,500	4,209	6,677	(193,554)
Las Vegas Operations	(136,790)	1,037	48,395	(304)	2,850	6,945	2,303	(75,564)
Encore Boston Harbor	(99,430)	—	36,894	3,617	9	4,233	898	(53,779)
Corporate and other	15,572	534	2,640	1,778	(7,359)	(24,371)	11,206	—
Total	$(523,016)	$2,186	$179,266	$6,567	$—	$(8,984)	$21,084	$(322,897)
(1) Excludes $56.4 million and $19.3 million of expense accrued during the first quarter of 2020 related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020, for our Las Vegas Operations and Encore Boston Harbor, respectively.
(2) Corporate and other includes a $27.7 million net gain recorded in relation to a derivative litigation settlement.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands) (unaudited)
(continued)

	Six Months Ended June 30, 2021
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(81,019)	$836	$133,072	$3,154	$16,826	$2,355	$5,700	$80,924
Wynn Macau	(37,286)	—	42,246	2,192	11,854	2,630	9,006	30,642
Other Macau	(6,322)	—	2,203	17	—	2,953	1,149	—
Total Macau Operations	(124,627)	836	177,521	5,363	28,680	7,938	15,855	111,566
Las Vegas Operations	14,979	2,443	96,181	5,151	25,515	11,049	5,985	161,303
Encore Boston Harbor	(22,253)	28	78,268	1,221	14,234	4,540	1,241	77,279
Corporate and other	(73,352)	815	16,458	(467)	(68,429)	14,235	26,372	(84,368)
Total	$(205,253)	$4,122	$368,428	$11,268	$—	$37,762	$49,453	$265,780

	Six Months Ended June 30, 2020
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other (1)	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(277,004)	$615	$134,231	$23,292	$11,675	$2,931	$3,528	$(100,732)
Wynn Macau	(130,239)	—	46,884	2,334	10,413	3,280	3,890	(63,438)
Other Macau	(6,387)	—	2,226	3	—	3,393	765	—
Total Macau Operations	(413,630)	615	183,341	25,629	22,088	9,604	8,183	(164,170)
Las Vegas Operations	(230,227)	2,176	95,640	(191)	18,055	13,234	3,672	(97,641)
Encore Boston Harbor	(160,048)	—	73,768	3,865	6,958	7,365	1,677	(66,415)
Corporate and other	33,478	1,946	5,263	4,493	(47,101)	(14,995)	16,916	—
Total	$(770,427)	$4,737	$358,012	$33,796	$—	$15,208	$30,448	$(328,226)
(1) Corporate and other includes a $27.7 million net gain recorded in relation to a derivative litigation settlement.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss attributable to Wynn Resorts, Limited (1)	$(131,369)	$(637,564)	$(412,347)	$(1,039,601)
Net loss attributable to noncontrolling interests	(42,028)	(97,305)	(97,229)	(145,521)
Pre-opening expenses	2,495	2,186	4,122	4,737
Depreciation and amortization	183,307	179,266	368,428	358,012
Property charges and other	5,651	6,567	11,268	33,796
Corporate expenses and other	19,841	(8,984)	37,762	15,208
Stock-based compensation	25,107	21,084	49,453	30,448
Interest income	(720)	(3,983)	(1,624)	(11,936)
Interest expense, net of amounts capitalized	150,424	133,218	303,276	262,045
Change in derivatives fair value	(972)	3,294	(5,381)	18,954
Loss on extinguishment of debt	—	619	1,322	1,462
Other	(5,553)	(2,233)	5,540	(12,568)
Provision for income taxes	697	80,938	1,190	156,738
Adjusted Property EBITDA	$206,880	$(322,897)	$265,780	$(328,226)
(1) For the three months ended June 30, 2020, excludes $75.7 million of expense accrued during the first quarter of 2020 related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Percent Change	2021	2020	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$212,067	$(11,428)	NM	$397,976	$196,148	102.9
Rooms	20,883	2,431	759.0	37,895	22,141	71.2
Food and beverage	13,805	4,231	226.3	25,477	17,529	45.3
Entertainment, retail and other	23,616	13,484	75.1	46,349	32,413	43.0
Total	$270,371	$8,718	3,001.3	$507,697	$268,231	89.3

Adjusted Property EBITDA (6)	$53,555	$(110,908)	NM	$80,924	$(100,732)	NM

Casino Statistics:
VIP:
Average number of table games	94	100	(6.0)	99	95	4.2
VIP turnover	$1,811,381	$1,719,825	5.3	$4,011,563	$6,512,279	(38.4)
VIP table games win (1)	$71,570	$(29,806)	NM	$168,026	$109,763	53.1
VIP table games win as a % of turnover	3.95%	(1.73)%		4.19%	1.69%
Table games win per unit per day	$8,346	$(3,276)	NM	$9,402	$6,865	37.0
Mass market:
Average number of table games	228	221	3.2	225	201	11.9
Table drop (2)	$707,494	$22,029	3,111.6	$1,315,012	$497,252	164.5
Table games win (1)	$163,547	$7,168	2,181.6	$295,196	$137,882	114.1
Table games win %	23.1%	32.5%		22.4%	27.7%
Table games win per unit per day	$7,877	$357	2,106.4	$7,249	$4,075	77.9
Average number of slot machines	726	480	51.3	707	596	18.6
Slot machine handle	$421,269	$39,415	968.8	$780,041	$464,129	68.1
Slot machine win (3)	$18,772	$2,395	683.8	$33,015	$20,800	58.7
Slot machine win per unit per day	$284	$55	416.4	$258	$208	24.0
Room statistics:
Occupancy	70.6%	4.4%		65.6%	23.5%
ADR (4)	$180	$339	(46.9)	$179	$298	(39.9)
REVPAR (5)	$127	$15	746.7	$118	$70	68.6
Note: Our casino operations in Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos' operations have since been fully restored; however, certain COVID-19 specific protective measures, such as limiting the number of seats per table game, increasing the spacing between active slot machines and visitor entry checks and requirements involving temperature checkpoints, mask wearing, health declarations and proof of negative COVID-19 test results for travelers seeking entry to Macau remain in effect at the present time. We are currently unable to determine when these measures will be lifted.
NM - Not meaningful.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Percent Change	2021	2020	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$142,419	$(3,524)	NM	$281,346	$186,604	50.8
Rooms	13,427	2,631	410.3	28,129	18,542	51.7
Food and beverage	8,559	3,684	132.3	15,992	13,215	21.0
Entertainment, retail and other	19,623	9,097	115.7	38,212	23,016	66.0
Total	$184,028	$11,888	1,448.0	$363,679	$241,377	50.7

Adjusted Property EBITDA (6)	$14,086	$(82,646)	NM	$30,642	$(63,438)	NM

Casino Statistics:
VIP:
Average number of table games	85	91	(6.6)	87	86	1.2
VIP turnover	$1,489,912	$607,144	145.4	$3,294,294	$3,571,290	(7.8)
VIP table games win (1)	$39,388	$(12,161)	NM	$98,022	$110,464	(11.3)
VIP table games win as a % of turnover	2.64%	(2.00)%		2.98%	3.09%
Table games win per unit per day	$5,111	$(1,471)	NM	$6,201	$7,623	(18.7)
Mass market:
Average number of table games	240	229	4.8	240	208	15.4
Table drop (2)	$670,400	$40,817	1,542.5	$1,261,290	$619,052	103.7
Table games win (1)	$128,921	$3,391	3,701.9	$234,104	$121,333	92.9
Table games win %	19.2%	8.3%		18.6%	19.6%
Table games win per unit per day	$5,903	$163	3,521.5	$5,390	$3,472	55.2
Average number of slot machines	607	440	38.0	588	529	11.2
Slot machine handle	$300,523	$62,011	384.6	$601,794	$428,549	40.4
Slot machine win (3)	$9,223	$2,626	251.2	$19,431	$15,921	22.0
Slot machine win per unit per day	$167	$66	153.0	$183	$179	2.2
Poker rake	$—	$—	—	$—	$2,083	(100.0)
Room statistics:
Occupancy	68.0%	7.5%		64.4%	28.4%
ADR (4)	$198	$342	(42.1)	$219	$324	(32.4)
REVPAR (5)	$135	$25	440.0	$141	$92	53.3
Note: Our casino operations in Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos' operations have since been fully restored; however, certain COVID-19 specific protective measures, such as limiting the number of seats per table game, increasing the spacing between active slot machines and visitor entry checks and requirements involving temperature checkpoints, mask wearing, health declarations and proof of negative COVID-19 test results for travelers seeking entry to Macau remain in effect at the present time. We are currently unable to determine when these measures will be lifted.
NM - Not meaningful.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Percent Change	2021	2020	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$112,775	$24,365	362.9	$192,678	$95,660	101.4
Rooms	93,785	12,353	659.2	133,546	118,458	12.7
Food and beverage	112,858	16,092	601.3	152,935	122,071	25.3
Entertainment, retail and other	35,648	12,076	195.2	54,623	52,521	4.0
Total	$355,066	$64,886	447.2	$533,782	$388,710	37.3

Adjusted Property EBITDA (6)	$133,222	$(75,564)	NM	$161,303	$(97,641)	NM

Casino Statistics:
Average number of table games	218	221	(1.4)	195	233	(16.3)
Table drop (2)	$427,014	$90,873	369.9	$751,545	$505,806	48.6
Table games win (1)	$99,021	$17,918	452.6	$175,674	$100,584	74.7
Table games win %	23.2%	19.7%		23.4%	19.9%
Table games win per unit per day	$4,997	$2,998	66.7	$4,979	$4,152	19.9
Average number of slot machines	1,715	1,752	(2.1)	1,631	1,762	(7.4)
Slot machine handle	$1,115,149	$246,393	352.6	$1,906,409	$911,226	109.2
Slot machine win (3)	$78,890	$17,523	350.2	$129,379	$64,197	101.5
Slot machine win per unit per day	$506	$371	36.4	$438	$350	25.1
Poker rake	$3,927	$—	100.0	$5,794	$2,175	166.4
Room statistics:
Occupancy	67.2%	43.7%		52.9%	70.6%
ADR (4)	$333	$226	47.3	$332	$350	(5.1)
REVPAR (5)	$224	$99	126.3	$176	$247	(28.7)
Note: Wynn Las Vegas ceased all operations and closed to the public on March 17, 2020 and reopened on June 4, 2020 with certain COVID-19 specific protective measures in place, such as limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, and suspension of certain entertainment and nightlife offerings. On October 19, 2020, Encore at Wynn Las Vegas adjusted its operating schedule to five days/four nights each week due to reduced customer demand levels. This adjusted operating schedule remained in effect through the first quarter of 2021, and on April 8, 2021, Encore at Wynn Las Vegas resumed full operations. On May 3, 2021, all industry restrictions were lifted and capacity limits increased to 100%.
NM - Not meaningful.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Percent Change	2021	2020	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$135,485	$—	NM	$246,964	$101,790	142.6
Rooms	9,670	—	NM	14,385	10,955	31.3
Food and beverage	13,920	—	NM	23,247	20,606	12.8
Entertainment, retail and other	6,166	206	NM	10,735	7,745	38.6
Total	$165,241	$206	NM	$295,331	$141,096	109.3

Adjusted Property EBITDA (6)	$46,916	$(53,779)	NM	$77,279	$(66,415)	NM

Casino Statistics:
Average number of table games	195			197	160	23.1
Table drop (2)	$306,070			$540,632	$275,631	96.1
Table games win (1)	$64,874			$114,251	$57,286	99.4
Table games win %	21.2%			21.1%	20.8%
Table games win per unit per day	$3,654			$3,201	$4,826	(33.7)
Average number of slot machines	2,171			2,031	2,837	(28.4)
Slot machine handle	$1,094,178			$2,007,973	$767,739	161.5
Slot machine win (3)	$89,560			$164,380	$59,448	176.5
Slot machine win per unit per day	$453			$447	$283	58.0
Poker rake	$—			$—	$5,105	(100.0)
Room statistics:
Occupancy	87.8%			81.1%	75.8%
ADR (4)	$304			$294	$292	0.7
REVPAR (5)	$267			$238	$222	7.2
Note: Encore Boston Harbor ceased all operations and closed to the public on March 15, 2020, for the remainder of the first and second quarters of 2020. Accordingly, statistics for the the three months ended June 30, 2020 have been omitted from the table. On July 10, 2020, Encore Boston Harbor reopened with certain COVID-19 specific protective measures in place, in addition to the limitations on operating hours. On January 25, 2021, the limitations on operating hours were lifted, and Encore Boston Harbor restored 24-hour casino operations and reopened its hotel tower on a Thursday through Sunday schedule. Accordingly, Encore Boston Harbor's room statistics have been computed based on 53 days of operations for the three months ended June 30, 2021 and 89 days of operations for the six months ended June 30, 2021, respectively. On April 27, 2021, the Governor of Massachusetts announced a phased plan for further reopening and on May 28, 2021 signed an executive order rescinding the COVID-related restrictions and limitations on businesses as of May 29, 2021. The property continues to operate its hotel tower Thursday through Sunday.
NM - Not meaningful.

(1) Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3) Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4) ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6) Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDA and Net Loss Attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Vincent Zahn
702-770-7555
investorrelations@wynnresorts.com